EXHIBIT 10.1

Summary of Material Terms of Employment
Bruce W. Busmire
Vice President and Chief Accounting Officer
(Effective May 1, 2006)

Position:	Vice President and Chief Accounting Officer
Base Salary:	$275,000
2006 Bonus Target:	60% of Base Salary under Company's Annual Incentive Plan
Equity Grants:	- 6,000 shares of Restricted Stock to be granted under Company's 1999 Stock Incentive Plan; to vest in four equal installments on the anniversary date of the grant*
- 9,500 Non-Qualified Stock Options to be granted under Company's 1999 Stock Incentive Plan; to vest in two equal installments on the second and fourth anniversaries of the grant *
- Will also be eligible for 2006 annual grant under Company's 1999 Stock Incentive Plan
Other:	Eligible for: Key Employee Change of Control Contract,* Director and Officer Indemnification Agreement,* and the same benefits provided to other executive officers of the Company

* Form of agreement previously filed with Securities and Exchange Commission.